As filed with the Securities and Exchange Commission on August 7, 2015

Registration No. 333-205414

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AYTU BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	47-0883144
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

373 Inverness Parkway

Suite 200

Englewood, Colorado 80112

(720) 437-6580

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Joshua R. Disbrow

Chief Executive Officer

373 Inverness Parkway

Suite 200

Englewood, Colorado 80112

Telephone: (720) 437-6580

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

W. David Mannheim, Esq.

Alexander M. Donaldson, Esq.

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

(919) 781-4000

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Registrant is filing this Amendment No. 2 for the sole purpose of filing Exhibit 4.1 to the Registration Statement. This Amendment No. 2 does not modify any provision of Part I or Part II of the Registration Statement other than supplementing Item 16 of Part II as set forth herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description	Registrant’s Form	Date Filed	Exhibit Number	Filed Herewith
2.1	Agreement and Plan of Merger among Rosewind, Luoxis, Vyrix, two major stockholders of Rosewind and two subsidiaries of Rosewind, dated as of April 16, 2015	8-K	4/22/15	2.1

2.2	Certificate of Merger	8-K	4/22/15	2.2

3.1	Certificate of Incorporation	8-K	6/09/15	3.1

3.2	Bylaws	8-K	6/09/15	3.2

4.1	Form of Convertiable Note issued in July 2015.				X

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP	S-1	7/01/15	5.1

10.1†	Form of Indemnification Agreement, to be entered into between the Registrant and its directors and officers	8-K	4/22/15	10.1

10.2†	Employment Agreement between the Registrant and Joshua R. Disbrow, dated as of April 16, 2015	8-K	4/22/15	10.2

10.3†	Employment Agreement between the Registrant and Jarrett Disbrow, dated as of April 16, 2015	8-K	4/22/15	10.3

10.4#	Asset Purchase Agreement between the Registrant (as assigned to it by Ampio/Vyrix) and Valeant International (Barbados) SRL, effective as of December 2, 2011	8-K/A	6/08/15	10.4

10.5#	Manufacturing and Supply Agreement between the Registrant (as assigned to it by Ampio/Vyrix) and Ethypharm S.A., dated September 10, 2012	8-K/A	6/08/15	10.5

10.6	License, Development and Commercialization Agreement between the Registrant (as assigned to it by Ampio/Vyrix) and Daewoong Pharmaceuticals Co., Ltd., effective as of August 23, 2011 (incorporated by reference to Exhibit 10.1 of Ampio Pharmaceutical’s Form 8-K/A filed October 5, 2011; File No. 001-25182)

10.7#	Distribution Agreement between the Registrant (as assigned to it by Ampio/Vyrix) and FBM Industria Farmaceutica, Ltda., dated as of March 1, 2012	8-K/A	6/08/15	10.7

10.8#	Distribution and License Agreement between the Registrant (as assigned to it by Ampio/Vyrix) and Endo Ventures Limited, dated April 9, 2014	8-K/A	6/08/15	10.8

10.9#	Sponsored Research Agreement between the Registrant (as assigned to it by Ampio/Luoxis) and Trauma Research LLC, dated September 1, 2009	8-K/A	6/08/15	10.9

10.10#	Addendum No. 4 to Sponsored Research Agreement between the Registrant (as assigned to it by Ampio/Luoxis) and Trauma Research LLC, dated March 17, 2014	8-K	5/27/15	10.14

10.11	Promissory Note issued by Ampio to the Registrant on April 16, 2015	8-K	4/22/15	10.11

10.12	Subscription Agreement between the Registrant and Ampio, dated April 16, 2015	8-K	4/22/15	10.12

II-1

Exhibit No.	Description	Registrant’s Form	Date Filed	Exhibit Number	Filed Herewith
10.13	Voting Agreement between the Registrant and Ampio, dated April 21, 2015 (incorporated by reference to Exhibit 10.1 to Ampio’s Form 8-K filed April 22, 2015; File No. 001-35182)

10.14	Asset Purchase Agreement between Jazz Pharmaceuticals, Inc. and Rosewind Corporation, dated May 20, 2015	8-K	5/27/15	10.14

10.15	Aytu BioScience 2015 Stock Option and Incentive Plan	S-1	7/01/15	10.15

16.1	Letter from HJ & Associates, LLC, dated April 22, 2015	8-K	4/22/15	16.1

23.1	Consent of EKS&H LLLP, Independent Registered Public Accounting Firm.	S-1/A	7/30/15	23.1

23.2	Consent of Wyrick Robbins Yates & Ponton LLP (included as part of Exhibit 5.1).	S-1	7/01/15	23.2

24.1	Power of Attorney (included on page S-1, the signature page, hereto).	S-1	7/01/15	24.1

101.INS	XBRL Instance Document	S-1	7/01/15	101.INS

101.SCH	XBRL Taxonomy Extension Schema Document	S-1	7/01/15	101.SCH

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	S-1	7/01/15	101.CAL

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	S-1	7/01/15	101.DEF

101.LAB	XBRL Taxonomy Extension Label Linkbase Document	S-1	7/01/15	101.LAB

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	S-1	7/01/15	101.PRE

#	The company has received confidential treatment of certain portions of this agreement. These portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
†	Indicates a management contract or any compensatory plan, contract or arrangement.

(b) Financial statement schedule.

None.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 7th day of August, 2015.

AYTU BIOSCIENCE, INC.
By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua R. Disbrow Joshua R. Disbrow	President and Chief Executive Officer (Principal Executive Officer)	August 7, 2015

/s/ Jarrett T. Disbrow Jarrett T. Disbrow	Chief Operating Officer	August 7, 2015

/s/ Gregory A. Gould Gregory A. Gould	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2015

/s/ Michael Macaluso Michael Macaluso	Director	August 7, 2015

S-1